UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  October 16, 2007

(Exact name of registrant as specified in its charter)

DELAWARE	1-9824	52-2080478
(state or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 Q Street
Sacramento CA  95816
(Address of principal executive offices, zip code)
Registrant's telephone number, including area code (916) 321-1846

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
Written communications pursuant to Rule 425 under the Securities Act (l7 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (l7 CFR 240-14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Item 9.01	Financial Statements and Exhibits
(c) Exhibits
	99.1	Text of press release issued by The McClatchy Company dated October 16, 2007, “McClatchy Reports Third Quarter 2007 Earnings.”

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 16, 2007	The McClatchy Company
	By:	/s/:Patrick J. Talamantes
Patrick J. Talamantes Vice President and Chief Financial Officer

Exhibit 99.1

McCLATCHY REPORTS PRELIMINARY THIRD QUARTER 2007 EARNINGS
Expects to Record Non-Cash Impairment Charge to GAAP Earnings

SACRAMENTO, Calif., October 16, 2007 – The McClatchy Company (NYSE-MNI) today reported preliminary earnings from continuing operations in the third quarter of 2007 of $23.5 million, or 29 cents per share.  Preliminary earnings do not include an anticipated non-cash charge to GAAP earnings for impairment of goodwill and long-lived assets discussed below, but do include a three cent per share charge related to certain tax positions taken by the company for which it has established reserves.

Income from continuing operations in the third quarter of 2006 was $52.6 million or 65 cents per share, and included an after-tax gain of seven cents per share related to the sale of land. Total net income in the 2006 third quarter was $51.8 million, or 64 cents per share.

Management noted that it is in the process of performing impairment testing of goodwill and other long-lived assets as of September 30, 2007, due to the continuing challenging business conditions and the resulting weakness in the company’s stock price as of the end of its third quarter.  Upon completion of that testing, the company expects to record a non-cash impairment charge to GAAP earnings in its third quarter financial statements when it files its Form 10-Q with the Securities and Exchange Commission (SEC) on or before November 9, 2007 and the company will issue a press release announcing the final third quarter results when it files its Form 10-Q with the SEC.

Revenues from continuing operations in the third quarter of 2007 were $540.3 million, down 9.2% from revenues from continuing operations of $595.1 million in 2006.  Advertising revenues were $457.0 million, down 9.8% from advertising in 2006, and circulation revenues were $68.0 million, down 3.7%.  The company benefited from continued strong cost reduction efforts in the 2007 quarter.  Cash expenses were down 8.6% as the result of reduction in staffing levels, lower newsprint expense and continued vigilance in all other expenses.

Total losses recorded from unconsolidated investments were $7.7 million compared to losses from unconsolidated investments in the third quarter of 2006 of $0.8 million.  The 2007 losses were due primarily to the operating results of the company’s newsprint investments and were partially offset by income from its internet investments.

First Nine Months Results:

Income from continuing operations for the first nine months of 2007 was $72.5 million or 88 cents per share, before the expected non-cash write down of intangible assets discussed above.  The company’s total net income, including the results of discontinued operations, for the first nine months of 2007 was $67.7 million, or 83 cents per share.  Discontinued operations reflect the results of the (Minneapolis) Star Tribune newspaper which was sold on March 5, 2007.

Earnings from continuing operations in the first nine months of 2006 were $106.6 million, or $1.82 per share including the gain on the sale of land.  Earnings from discontinued operations in the first nine months of 2006 were $17.1 million. Total net income for the first nine months of 2006 was $123.7 million, or $2.12 per share. Discontinued operations reflect the results of the (Minneapolis) Star Tribune newspaper which was sold on March 5, 2007 and the results of eight former Knight Ridder newspapers which were sold in the third quarter of 2006.

        Revenues from continuing operations in the first nine months of 2007 were $1.7 billion compared to $1.0 billion in 2006.  The greater revenues primarily reflect the addition of the 20 former Knight Ridder newspapers acquired in the third quarter of 2006.  Advertising revenues in 2007 totaled $1.4 billion and circulation revenues were $209.6 million.

On a pro forma basis, including the 20 former Knight Ridder newspapers acquired in June 2006 and excluding the Star Tribune newspaper in the first nine months 2006, total revenues in 2007 would have been down 7.5%, with advertising revenues down 8.4%, and circulation revenues down 4.0%.

Interest expense from continuing operations for the first nine months of 2007 includes $5.7 million related to $530 million in debt repaid from the proceeds of the sale of the Star Tribune on March 5, 2007.  However, the operations of the Star Tribune were included in discontinued operations during the first two months of 2007.  In addition, earnings from continuing operations in the 2007 period included the effect of an after-tax non-cash loss of $4.7 million, or six cents per share, related to a second quarter payment by the Seattle Times Company (in which the company is a 49.5% owner) relating to the settlement of litigation and amendment to a joint operating agreement with The Hearst Company.  Total losses recorded from unconsolidated investments were $28.6 million compared to income from unconsolidated investments in the first nine months of 2006 of $81,000.

 Management’s Comments:

Commenting on McClatchy’s results, Gary Pruitt, chairman and chief executive officer, said, “The economic downturn led by real estate continued to impact our advertising revenues in the third quarter. Once again our Florida and California newspapers were disproportionately hurt—these two regions accounted for 68% of the decline in advertising revenues in the third quarter while accounting for only 33% of total company revenues.

“Our advertising results were in line with management expectations, and we were able to mitigate the impact of the advertising decline on our income with strong cost controls in the quarter.  Total cash expenses were down 8.6% in the third quarter and were down 9.1% through the first nine months.  Through September 2007, operating cash flow was down just 2.3% from the first nine months of 2006 on a proforma basis.

“Our outlook for the fourth quarter has been tempered by the continuing adverse effect of the real estate downturn and its impact on the economies in our local markets, particularly in California and Florida.  It’s clear the economies of these two markets and perhaps the country as a whole are experiencing a greater slowdown than many had anticipated just a few months ago—and McClatchy is feeling the effects more than most other newspaper companies given our significant operations in California and Florida.  Accordingly, we expect the advertising revenue decline in the fourth quarter to be similar to that in the second and third quarters.  We do not know when this downturn will end, and do not have visibility beyond the fourth quarter.  Nonetheless, we believe that cyclical factors represent a significant portion of the current advertising downturn as evidenced by our operations in the California and Florida regions.  Looking longer term, we like the prospects for these two regions.  We will continue to focus on cost controls and will weather the downturn by remaining efficient and protecting cash flows as best we can.

“The challenging business environment in the second half of 2007, coupled with the drag on our stock price, has resulted in our moving up our annual testing of goodwill and intangible assets for impairment.  We are now testing for impairment at the end of the third quarter rather than waiting until the normal time for our testing at year-end.  While we are early in our analysis, we expect the real estate downturn and its attendant effects on the local economies in which we operate, together with the additional amount of goodwill recorded under the accounting rules in the Knight Ridder acquisition, will result in an impairment charge.

“We recognize that newspaper revenues have declined and that values have dropped. But McClatchy is a solidly profitable company that is rapidly paying down debt and re-engineering its operations to navigate through a changing environment for all media companies. The impairment at issue involves only non-cash accounting charges, and the simplest way to put that in perspective is to remember that nothing about it changes our operations or our ability to reduce debt.”

McClatchy announced the acquisition of Knight-Ridder, Inc. on March 10, 2006 and closed the transaction on June 27, 2006 (the “Acquisition”).  Management has disclosed in the company’s financial statements since the third quarter of 2006 (when the Acquisition was completed), that it was required to record the value of the 35.0 million shares of McClatchy common stock issued in the Acquisition at $1.821 billion, or $52.06 per share, which was included in the total Acquisition purchase price.  The fair value of these shares was actually $1.398 billion as of the Acquisition closing date ($39.03 per share at June 27, 2006), however under the accounting rules the decline of approximately $423.0 million in valuation had no effect on the total Acquisition purchase price recorded.  That additional $423.0 million was included in goodwill.

 Pat Talamantes, McClatchy’s chief financial officer, said, “Our operations continue to produce significant cash which we are using to pay down debt.  In addition we completed the sale of land in San Jose, California and several smaller assets during the quarter and used the proceeds to reduce debt. Debt at the end of the third quarter was $2.58 billion, down approximately $98 million in the quarter and down $697.4 million since the end of 2006.  We expect debt to be approximately $2.5 billion at the end of 2007, and we expect our debt balance at the end of 2008 to be approximately $2.0 billion.”

The company’s pro forma statistical report, which summarizes revenue performance for September, the third fiscal quarter and first nine months of 2007, follows.  This report includes advertising revenues for the 20 Knight Ridder newspapers the company acquired, but did not own in the first nine months of its fiscal 2006, and excludes the revenues of the Star Tribune newspaper.  The pro forma information is meant to provide investors a sense of what the advertising results of the continuing operations would have been in the nine-month interim period of 2006.  Reconciliations of non-GAAP terms used in this release are included in attached summary schedules and are posted on our website at www.mcclatchy.com.

At noon Eastern Time today, McClatchy will review its results in a conference call (877-278-1205 pass code 18225165) and webcast (www.mcclatchy.com).  The webcast will be archived at McClatchy’s website.

About McClatchy:

The McClatchy Company is the third largest newspaper company in the United States, with 31 daily newspapers, approximately 50 non-dailies and direct marketing and direct mail operations.  McClatchy also operates leading local websites in each of its markets which complement its newspapers and extend its audience reach in each market.  Together with its newspapers and direct marketing products, these operations make McClatchy the leading local media company in each of its premium high growth markets.  McClatchy-owned newspapers include The Miami Herald, The Sacramento Bee, The Fort Worth Star-Telegram, The Kansas City Star, The Charlotte Observer, and The (Raleigh) News & Observer.

McClatchy also has a portfolio of premium digital assets.  Its leading local websites offer users information, comprehensive news, advertising, e-commerce and other services.  The company owns and operates McClatchy Interactive, an interactive operation that provides websites with content, publishing tools and software development.  McClatchy operates Real Cities (www.RealCities.com), the largest national advertising network of local news websites and owns 14.4% of CareerBuilder, the nation’s largest online job site.  McClatchy also owns 25.6% of Classified Ventures, a newspaper industry partnership that offers classified websites such as the nation’s number two online auto website, cars.com, and the number one rental site, apartments.com.  McClatchy is listed on the New York Stock Exchange under the symbol MNI.

Additional Information:

Statements in this press release regarding future financial and operating results, including revenues, operating expenses, cash flows, debt levels and the expected impairment charge related to goodwill and/or long-lived assets, as well as future opportunities for the company and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements.  There are a number of important risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including:  McClatchy may not consummate contemplated transactions which may enable debt reduction on anticipated terms or at all; McClatchy may not achieve its expense reduction targets or may do harm to its operations in attempting to achieve such targets; McClatchy’s operations have been, and will likely continue to be, adversely affected by competition, including competition from internet publishing and advertising platforms; McClatchy’s expense and income levels could be adversely affected by changes in the cost of newsprint and McClatchy’s operations could be negatively affected by any deterioration in its labor relations, as well as the other risks detailed from time to time in the Company’s publicly filed documents, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the U.S. Securities and Exchange Commission. McClatchy disclaims any intention and assumes no obligation to update the forward-looking information contained in this release.

***THE McCLATCHY COMPANY***
PRELIMINARY CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended

	September 30,	September 24,	September 30,	September 24,
	2007	2006	2007	2006
REVENUES - NET:
Advertising	$457,017	$506,774	$1,422,317	$856,791
Circulation	67,995	70,637	209,582	117,905
Other	15,332	17,717	55,030	26,895
	540,344	595,128	1,686,929	1,001,591
OPERATING EXPENSES:
Compensation	224,309	232,611	689,592	402,453
Newsprint and supplements	63,600	83,171	211,203	136,702
Depreciation and amortization	36,250	36,662	112,440	56,522
Other operating expenses	118,440	129,001	371,180	204,691
	442,599	481,445	1,384,415	800,368

OPERATING INCOME	97,745	113,683	302,514	201,223

NON-OPERATING (EXPENSES) INCOME:
Interest expense	(48,264)	(46,689)	(151,605)	(46,679)
Interest income	23	2,007	129	2,035
Equity income (losses) in unconsolidated companies, net	(7,652)	(811)	(28,599)	81
Other - net	700	8,445	1,443	8,390
	(55,193)	(37,048)	(178,632)	(36,173)
INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAX PROVISION	42,552	76,635	123,882	165,050

INCOME TAX PROVISION	19,062	24,025	51,348	58,470

INCOME FROM CONTINUING OPERATIONS	23,490	52,610	72,534	106,580

INCOME (LOSS) FROM DISCONTINUED OPERATIONS -
NET OF INCOME TAXES	(11)	(779)	(4,789)	17,114

NET INCOME	$23,479	$51,831	$67,745	$123,694

NET INCOME PER COMMON SHARE:
Basic:
Income from continuing operations	$0.29	$0.65	$0.88	$1.83
Income (loss) from discontinued operation	(0.00)	(0.01)	(0.05)	0.30
Net income per share	$0.29	$0.64	$0.83	$2.13

Diluted:
Income from continuing operations	$0.29	$0.65	$0.88	$1.82
Income (loss) from discontinued operation	(0.00)	(0.01)	(0.05)	0.30
Net income per share	$0.29	$0.64	$0.83	$2.12

WEIGHTED AVERAGE NUMBER OF COMMON SHARES:
Basic	82,040	81,013	81,967	58,173
Diluted	82,098	81,191	82,030	58,416

***The McClatchy Company***
Consolidated Statistical Report
(In thousands, except for preprints)

	September
	Combined			Print Only

Revenues - Net:	2007	2006	% Change	2007	2006	% Change

Advertising
Retail	$64,663	$69,210	-6.6%	$62,698	$67,668	-7.3%
National	14,253	14,982	-4.9%	13,135	13,347	-1.6%
Classified Total	53,771	63,657	-15.5%	43,579	53,444	-18.5%
Automotive	12,985	15,019	-13.5%	10,766	13,215	-18.5%
Real Estate	14,934	20,250	-26.3%	13,670	18,928	-27.8%
Employment	17,930	21,382	-16.1%	11,782	14,748	-20.1%
Other Class	7,922	7,006	13.1%	7,361	6,553	12.3%
Direct Marketing	11,155	13,747	-18.9%	11,155	13,747	-18.9%
Other Adv Rev	129	60	115.0%	129	60	115.0%
Total Advertising	$143,971	$161,656	-10.9%	$130,696	$148,266	-11.9%

Circulation	21,532	22,992	-6.4%
Other	4,723	5,987	-21.1%
Total Revenues	$170,226	$190,635	-10.7%

Memo: Online Only Advertising Revenue	$13,275	$13,390	-0.9%

Advertising Revenues by Market:
California	$26,112	$33,116	-21.1%	$24,131	$31,172	-22.6%
Florida	21,190	26,187	-19.1%	19,572	24,046	-18.6%
Texas	15,242	16,000	-4.7%	14,011	14,753	-5.0%
Southeast	38,882	40,500	-4.0%	34,777	36,586	-4.9%
Midwest	20,170	21,822	-7.6%	18,156	19,627	-7.5%
Northwest	16,342	18,425	-11.3%	14,596	16,874	-13.5%
Other	6,033	5,606	7.6%	5,453	5,208	4.7%
Total Advertising	$143,971	$161,656	-10.9%	$130,696	$148,266	-11.9%

Advertising Statistics for Dailies:
Full Run ROP Linage				2,481.4	2,820.8	-12.0%

Millions of Preprints Distributed				486.3	548.8	-11.4%

Average Paid Circulation:*
Daily				2,745.1	2,841.6	-3.4%
Sunday				3,353.5	3,494.9	-4.0%

* Reflects average paid circulation based upon number of days in period. Does not reflect ABC reported figures.

***The McClatchy Company***
Consolidated Statistical Report
(In thousands, except for preprints)

	Quarter 3
	Combined			Print Only

Revenues - Net:	2007	2006	% Change	2007	2006	% Change

Advertising
Retail	$204,349	$210,934	-3.1%	$198,243	$206,602	-4.0%
National	41,718	47,578	-12.3%	39,511	42,632	-7.3%
Classified Total	173,794	206,971	-16.0%	140,539	175,240	-19.8%
Automotive	42,331	49,727	-14.9%	35,778	44,266	-19.2%
Real Estate	48,322	65,349	-26.1%	44,485	61,273	-27.4%
Employment	59,155	69,804	-15.3%	38,046	49,052	-22.4%
Other Class	23,987	22,091	8.6%	22,230	20,649	7.7%
Direct Marketing	36,639	41,011	-10.7%	36,639	41,011	-10.7%
Other Adv Rev	517	280	84.3%	516	280	84.3%
Total Advertising	$457,017	$506,774	-9.8%	$415,448	$465,765	-10.8%

Circulation	67,995	70,637	-3.7%
Other	15,332	17,717	-13.5%
Total Revenues	$540,344	$595,128	-9.2%

Memo: Online Only Advertising Revenue	$41,568	$41,009	1.4%

Advertising Revenues by Market:
California	$86,405	$106,163	-18.6%	$79,982	$99,927	-20.0%
Florida	66,530	80,572	-17.4%	61,649	74,978	-17.8%
Texas	47,891	50,804	-5.7%	44,231	47,430	-6.7%
Southeast	119,461	123,127	-3.0%	106,900	112,022	-4.6%
Midwest	64,089	67,902	-5.6%	57,682	61,842	-6.7%
Northwest	53,248	57,319	-7.1%	47,683	52,651	-9.4%
Other	19,393	20,887	-7.2%	17,321	16,915	2.4%
Total Advertising	$457,017	$506,774	-9.8%	$415,448	$465,765	-10.8%

Advertising Statistics for Dailies:
Full Run ROP Linage				8,019.8	9,037.3	-11.3%

Millions of Preprints Distributed				1,603.9	1,716.7	-6.6%

Average Paid Circulation:*
Daily				2,645.8	2,730.8	-3.1%
Sunday				3,311.6	3,434.8	-3.6%

*Reflects average paid circulation based upon number of days in period. Does not reflect ABC reported figures.

***The McClatchy Company***
Consolidated Statistical Report
(In thousands, except for preprints)

	September Year-to-Date
	Combined				Print Only
Revenues - Net:	2007	*Pro Forma 2006	% Change	As Reported 2006	2007	*Pro Forma 2006	% Change

Advertising
Retail	$623,878	$642,716	-2.9%	$350,132	$605,338	$631,109	-4.1%
National	132,934	148,816	-10.7%	76,759	127,548	139,262	-8.4%
Classified Total	550,406	639,775	-14.0%	363,310	448,777	537,090	-16.4%
Automotive	128,264	151,773	-15.5%	86,570	110,028	136,140	-19.2%
Real Estate	158,233	197,224	-19.8%	120,897	146,912	185,274	-20.7%
Employment	195,182	224,069	-12.9%	121,075	128,009	153,489	-16.6%
Other Class	68,728	66,709	3.0%	34,768	63,829	62,187	2.6%
Direct Marketing	113,531	119,336	-4.9%	65,330	113,531	119,336	-4.9%
Other Adv Rev	1,568	1,272	23.3%	1,260	1,568	1,272	23.3%
Total Advertising	$1,422,317	$1,551,915	-8.4%	$856,791	$1,296,762	$1,428,069	-9.2%

Circulation	209,582	218,308	-4.0%	117,905
Other	55,030	53,631	2.6%	26,895
Total Revenues	$1,686,929	$1,823,854	-7.5%	$1,001,591

Memo: Online Only Advertising Revenue	$125,555	$123,846	1.4%	$63,098

Advertising Revenues by Market:
California	$274,117	$320,795	-14.6%	$307,347	$254,514	$302,246	-15.8%
Florida	221,328	265,983	-16.8%	80,572	205,116	247,367	-17.1%
Texas	147,076	157,954	-6.9%	50,804	136,534	147,224	-7.3%
Southeast	362,508	372,460	-2.7%	203,431	324,783	338,146	-4.0%
Midwest	195,865	208,741	-6.2%	67,902	176,967	189,385	-6.6%
Northwest	163,721	167,516	-2.3%	125,848	146,985	153,933	-4.5%
Other	57,702	58,466	-1.3%	20,887	51,864	49,768	4.2%
Total Advertising	$1,422,317	$1,551,915	-8.4%	$856,791	$1,296,763	$1,428,069	-9.2%

Advertising Statistics for Dailies:
Full Run ROP Linage				14,957.0	24,487.2	27,245.4	-10.1%

Millions of Preprints Distributed				2,843.9	4,929.2	5,191.9	-5.1%

Average Paid Circulation:**
Daily					2,732.2	2,830.1	-3.5%
Sunday					3,384.3	3,524.0	-4.0%

* Pro Forma includes Knight Ridder acquisitions and excludes (Minneapolis) Star Tribune newspaper.
** Reflects average paid circulation based upon number of days in period. Does not reflect ABC reported figures.

***THE McCLATCHY COMPANY***
RECONCILIATION OF GAAP AMOUNTS
(In thousands)

	Three Months Ended		Nine Months Ended

	September 30,	September 24,	September 30,	September 24,
	2007	2006	2007	2006
				Pro Forma
REVENUES - NET:
Advertising	$457,017	$506,774	$1,422,317	$1,551,915
Circulation	67,995	70,637	209,582	218,308
Other	15,332	17,717	55,030	53,631
	540,344	595,128	1,686,929	1,823,854
OPERATING EXPENSES:
Cash expenses	406,349	444,783	1,271,975	1,399,228
Depreciation and amortization	36,250	36,662	112,440	117,058
	442,599	481,445	1,384,415	1,516,286

OPERATING INCOME	97,745	113,683	302,514	307,568
Add back depreciation and amortization	36,250	36,662	112,440	117,058
OPERATING CASH FLOW	$133,995	$150,345	$414,954	$424,626

OPERATING CASH FLOW MARGIN	24.8%	25.3%	24.6%	23.3%

Operating cash flow margins are derived by dividing operating cash flow by total net revenues for each period. The company believes operating cash flow is commonly used as a measure of performance for newspaper companies, however, it does not purport to represent cash provided by operating activities as shown in the company's statement of cash flows, nor is it meant as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

Management is in the process of performing impairment testing of goodwill and other long-lived assets as of September 30, 2007, due to the continuing challenging business conditions and the resulting weakness in the company’s stock price as of the end of its third quarter. Upon completion of that testing, the company expects to record a non-cash impairment charge to GAAP earnings in its third quarter financial statements when it files its Form 10-Q with the Securities and Exchange Commission (SEC) on or before November 9, 2007.

***The McClatchy Company***
RECONCILIATION OF GAAP AMOUNTS
Pro Forma Operating Income and Cash Flow
Nine Months ended September 24, 2006
(in thousands)

	Historical	Acquisitions/	Pro Forma
	Amounts	Divestitures	Amounts
REVENUES -NET
Advertising	$856,791	$695,124	$1,551,915
Circulation	117,905	100,403	218,308
Other	26,895	26,736	53,631
	1,001,591	822,263	1,823,854
OPERATING EXPENSES
Cash expenses	743,846	655,382	1,399,228
Depreciation and amortization	56,522	60,536	117,058
	800,368	715,918	1,516,286

OPERATING INCOME	201,223	106,345	307,568
Add back depreciation and amortization	56,522	60,536	117,058
OPERATING CASH FLOW	$257,745	$166,881	$424,626

Note: Excludes synergies that have been or may be realized from the Knight Ridder Acquisition.